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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Steelcase Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference and use of our report dated March 20, 1998, relating to the consolidated financial statements and schedule of Steelcase Inc. included in the Company's Annual Report on Form 10-K for the year ended February 27, 1998 in the previously filed Registration Statements for the Company's Steelcase Inc. Incentive Compensation Plan (Registration No. 333-46711) and Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713).


                                           By   /S/ BDO SEIDMAN, LLP
                                           -------------------------
                                              BDO Seidman, LLP

Grand Rapids, Michigan
May 28, 1998